UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2013

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2013, the board of directors (the “Board”) of HCC Insurance Holdings, Inc. (the “Company”), upon recommendation of the nominating and corporate governance committee of the Board, adopted the Fourth Amended & Restated Bylaws of the Company (the “Amended Bylaws”).  The Amended Bylaws became effective immediately upon adoption by the Board and provided that the sole and exclusive forum for any derivative action brought on behalf of the Company, any action claiming a breach of fiduciary duty, any action asserting a claim arising pursuant to the Delaware General Corporation Law, or any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the state of Delaware.

The foregoing does not constitute a complete summary of the terms of the Amended Bylaws.  The description of the Amended Bylaws is qualified in its entirety by reference to such document.  A copy of the Amended Bylaws is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated herein in its entirety by reference thereto.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit

3.1	Fourth Amended and Restated Bylaws of HCC Insurance Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  August 22, 2013